Exhibit 3.2
THE COMPANIES LAW, 1999
A LIMITED LIABILITY COMPANY
AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF
VOLTAIRE LTD.
1.	Reserved.

2.	INTERPRETATION
(a)	Unless the subject or the context otherwise requires, words and expressions defined in the Companies Law, 1999 or the Companies Ordinance in force on the date when these Articles or any amendment thereto, as the case may be, first became effective shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

(b)	In the event of a contradiction between any Article and the provisions of any law that may not be stipulated against, amended or added to, the provisions of the said law shall prevail, provided that nothing thereby shall nullify or impair the effectiveness of these Articles or any other Article therein.

(c)	In interpreting any Article or examining its effectiveness, the interpretation shall be given to that Article which is most likely to achieve its purpose as appearing therefrom or as appearing from other Articles included within these Articles.

(d)	The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

(e)	Words and expressions defined in the Memorandum of Association of the Company shall have the meanings defined therein.

(f)	Amounts payable in US Dollars pursuant to these Articles, will be paid in their NIS equivalent, in accordance with the representative rate of exchange, as published by the Bank of Israel, last known on the date of payment other than payments pursuant to Article 9, Article 10 (if the Available Assets (as defined therein) are in cash) and Article 13 which shall be payable in US Dollars.

(g)	In these Articles, unless the context requires otherwise:
Affiliate                      with respect to any Person:

(i)    any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interest are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person; or

(ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.

As used herein, “Control,” whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

Articles	the Amended and Restated Articles of Association of the Company as shall be in force and amended from time to time.

Belco	shall mean BCF II Belgium Holding SPRL or any Permitted Transferee of Belco following the transfer of Belco’s holdings in the Company to such Permitted Transferee.

Board and Board of Directors	the Board of Directors of the Company.

Business Day	any day on which banks are generally open for business in Tel Aviv and New York.

Company	Voltaire Ltd., company number 51-247196-2.

Directors	the members, from time to time, of the Board of Directors as appointed in accordance with these Articles;

Disproportionate Action	Any action which is:

(a) directed disproportionately against the Series E Preferred Shares or the Series E2 Preferred Shares as compared to the Series D Preferred Shares;

(b) at the disproportionate expense of the Series E Preferred Shares or the Series E2 Preferred Shares as compared to the Series D Preferred Shares; or

(c) otherwise harms the economic interests of the Series E Preferred Shares or the Series E2 Preferred Shares to a greater extent than the economic interests of the Series D Preferred Shares.

IPO	the closing of a bona fide initial firm commitment underwritten public offering of the Company’s Ordinary

Shares on a recognized securities exchange, under the US Securities Act of 1933, as amended, the Israeli Securities Law, 1968, or similar securities laws of another jurisdiction.

Issue Price	With respect to Series E2 Preferred Shares, the price of $6.32 per share, with respect to Series E Preferred Shares, the price of $4.00 per share; with respect to Series D-D2 Preferred Shares, the price of $4.00 per share and with respect to Series C Preferred Shares, $15.7876 per share, all as shall be proportionately adjusted for any Recapitalisation Event following the date of adoption of these Articles as a result of which the number of outstanding Series E2 Preferred Shares, Series E Preferred Shares, Series D-D2 Preferred Shares or Series C Preferred Shares, as applicable, held by the Company’s shareholders is proportionately increased or decreased.

Junior Liquidation Securities	Junior Liquidation Securities of the Company, of NIS 0.01 par value.

Law	the Companies Law as shall be in effect from time to time and any other law that shall be in effect from time to time with respect to companies and that shall apply to the Company.

NIS	New Israeli Shekels.

Office	the registered office of the Company, as it shall be from time to time.

Ordinary Shares	Ordinary Shares of the Company, NIS 0.01 par value each.

Ordinary Shareholder	a holder of Ordinary Shares of the Company.

Permitted Transferee	(A) with respect to an individual, any parent, spouse or lineal descendant of such individual or a company or other entity fully owned or controlled by him;

(B) with respect to an entity Shareholder:
(i)	if such Shareholder is a corporation or company, any entity which controls, is controlled by or is under common control with, such entity Shareholder; and

(ii)	if such Shareholder is a general or limited partnership, or if it is an entity which, directly or indirectly has holdings in a general partnership,
(a)	any of its limited partners or general partners;

(b)	any affiliated partnership managed by the

same management company or managing or general partner of such Shareholder;

(c)	any corporation or company, the members of such corporation or company and affiliated corporations or companies managed by the same management company or managing general partner of such Shareholder or by any entity which controls, is controlled by, or is under common control with, such management company or managing or general partner;

(d)	any entity which controls, is controlled by, or is under common control with any management company or managing or general partner of a Shareholder (“Current Managing Entities”) and/or any other management company or managing or general partner which may be established by substantially the same persons or entities who established any of the Current Managing Entities;

(e)	with respect to any of the Persons included in the definition of “Pitango” or any Person who is a Permitted Transferee from Pitango – in addition to the Permitted Transferees listed in (A) and (B)(i) and B(ii)(a) through (d) above, also any of the following: (i) any other Person included in the definition of “Pitango”, any funds and accounts controlled or managed by any of the Persons including the definition of “Pitango”, and Virgotech Ltd.; and (ii) any Affiliate of such transferor, (iii) any direct or indirect general or limited partner, member, officer, stockholder, beneficiary, heir or legatee of such transferor and (iv) any trust the beneficiaries of which, any corporation the stockholders of which, any partnership the partners of which, or any limited liability company, the members of which, include Persons described in (i), (ii) or (iii) above;

(f)	with respect to Belco or any Person who is a Permitted Transferee from Belco: (i) any Affiliate of Belco or such Person, (ii) any direct or indirect general or limited partner, member, officer, stockholder, beneficiary, heir or legatee of Belco or such Person and (iii) any trust the beneficiaries of which, any corporation the stockholders of which, any partnership the partners of which, or any limited liability company, the members of which, include Persons described in (i) or (ii) above;

(g)	with respect to Vertex or any Person who is a Permitted Transferee from Vertex: (i) any Affiliate of Vertex or such Person, (ii) any direct or indirect general or limited partner, member, officer, stockholder, beneficiary, heir or legatee of Vertex or such Person and (iii) any trust the beneficiaries of which, any corporation the stockholders of which, any partnership the partners of which, or any limited liability company, the members of which, include Persons described in (i) or (ii) above; and

(h)	with respect to Lighthouse Capital Partners V (Israel) L.L.C, (“Lighthouse”)- in addition to the Permitted Transferees listed in (A) and (B)(i) and B(ii)(a) through (d) above, also Magnolia Capital Partners, Inc. and any Permitted Transferee of Magnolia Capital Partners, Inc.

Person	an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.

Pitango	D.S. Polaris Trust Company (Foreign Residents) (1997) Ltd., Pitango Fund II (Tax Exempt Investors), LLC, Pitango Fund II LLC, Pitango Fund II LP, Pitango Venture Capital Management (Israel) Ltd., Pitango Venture Capital Management (U.S.A.) LLC, Pitango Venture Capital Fund III (Israeli Sub) LP, Pitango Venture Capital Fund III (Israeli Sub) Non-Q LP, Pitango Venture Capital Fund III (Israeli Investors) LP, Pitango Venture Capital Fund III Trusts 2000 Ltd., Pitango Fund II Opportunity Annex Fund L.P., Pitango Holdings II LLC, Pitango Fund II Opportunity Annex Fund (ICA), L.P. and Pitango Principals Fund III (Israel) LP (each, a “Pitango Fund”) and, unless otherwise notified to the Company by Pitango, any Permitted Transferee of any Pitango Fund following the transfer of such Pitango Fund’s holdings in the Company to such Permitted Transferee.

Preferred Shareholder	a Holder of any Preferred Share.

Preferred Shares	Series C Preferred Shares, Series D Preferred Shares, Series D2 Preferred Shares, Series E Preferred Shares and Series E2 Preferred Shares, collectively.

Principal Investors	(a) Belco acting together with one of Vertex or Pitango (but only such Vertex and Pitango entities that hold shares in the Company); or

(b) in the case of any Disproportionate Action, Belco acting together with Vertex (but only such Vertex entities that hold shares in the Company).

Principal Investors’ Directors	(a) a director of the Company appointed by Belco acting together with a director of the Company appointed by Vertex or Pitango; or

(b) in the case of any Disproportionate Action, a director of the Company appointed by Belco acting together with the director of the Company appointed by Vertex.

Priority Period	the period (if any) during which, either:

(a) funds are not legally available to the Company to fulfill its obligations pursuant to Article 13(d) below; or

(b) the Company has not fulfilled its obligations pursuant to Article 13 below, for any other reason.

QIPO	the closing of an initial firm commitment underwritten public offering by a nationally recognised U.S. underwriting firm of the Company’s Ordinary Shares, resulting in net proceeds to the Company of at least $75 million at a pre-money Company valuation of at least $200 million with the Ordinary Shares (or American Depository Shares representing Ordinary Shares) traded on either The New York Stock Exchange or the NASDAQ Global Market.

Recapitalisation Event	a share combination, subdivision, reclassification issuance of bonus shares or any other recapitalisation of the Shares of the Company.

Series C Preferred Shareholder	a Holder of Series C Preferred Shares.

Series D Preferred Shareholder	a Holder of Series D Preferred Shares.

Series D2 Preferred Shareholder	a Holder of Series D2 Preferred Shares.

Series D- D2 Preferred Shareholders	Holders of Series D Preferred Shares and Series D2 Preferred Shares, collectively.

Series E-E2 Preferred Shareholders	Holders of Series E Preferred Shares and Series E2 Preferred Shares.

Series C Preferred Shares	Series C Preferred Shares of the Company, NIS 0.01 par value each.

Series D Preferred Shares	Series D Preferred Shares of the Company, NIS 0.01 par value.

Series D2 Preferred Shares	Series D2 Preferred Shares of the Company, NIS 0.01 par value.

Series E Preferred Shares	Series E Preferred Shares of the Company, NIS 0.01 par value.

Series E2 Preferred Shares	Series E2 Preferred Shares of the Company, NIS 0.01 par value.

SFKT	Shrem, Fudim, Kelner Technologies Ltd., its affiliates, beneficiaries and managed entities.

Shareholder or Holder	a holder of shares in the Company.

Tamir Fishman	Tamir Fishman Ventures II (Israeli) LP, Tamir Fishman Ventures II CEO Fund LP, Tamir Fishman Ventures II LP, Tamir Fishman Ventures II CEO Fund (US) LP, Tamir Fishman Ventures II (Cayman Islands) LP and Tamir Fishman Venture Capital II Ltd.

Vertex	Vertex Israel II (C.I.) Fund L.P., Vertex Israel II (A) Fund L.P., Vertex Israel II (B) Fund L.P., Vertex Israel II Discount Fund L.P. and Vertex Israel II (C.I.) Executive Fund L.P. (each, a “Vertex Fund”) or any Permitted Transferee of any Vertex Fund following the transfer of such Vertex Fund’s holdings in the Company to such Permitted Transferee.
3.	PURPOSE OF THE COMPANY

The Company shall engage in any legal occupation and/or business.

3A.	CHARITABLE PURPOSE

The Company may, by a resolution of the Board, make charitable contributions by way of issuance of Ordinary Shares representing in the aggregate of up to 0.25% of the Company’s issued and outstanding share capital on a fully diluted basis (i.e. including all Ordinary Shares, all securities convertible or exchangeable into Ordinary Shares and all options, warrants and other rights to acquire such securities) to worthy purposes, even if such contributions are not made on the basis of business considerations.

4.	LIMITED LIABILITY

Subject to Section 304 of the Law, the shareholders’ liability for the Company’s obligations is limited to the payment of the nominal value of the Company’s shares.

5.	OFFICE

The Office shall be at such place as the Board shall from time to time resolve.

6.	SHARE CAPITAL

The share capital of the Company is NIS 326,610.44 divided into seven classes of shares:
(a)	18,297,718 Ordinary Shares;

(b)	180,000 Junior Liquidation Securities;

(c)	591,937 Series C Preferred Shares;

(d)	3,299,575 Series D Preferred Shares;

(e)	252,467 Series D2 Preferred Shares; and

(f)	8,140,616 Series E Preferred Shares.

(g)	1,898,731 Series E2 Preferred Shares
7.	ORDINARY SHARES

The rights attached to the Ordinary Shares shall be all the rights in the Company (subject to the rights attached to the Preferred Shares and the Junior Liquidation Securities in these Articles) including, without limitation, the right to receive notices of shareholders’ meetings, to attend and vote at shareholders’ meetings, to participate in distribution of dividends and to participate in distribution of surplus assets and funds in liquidation of the Company, but excluding and subject to the rights which are expressly attached in these Articles to the Preferred Shares and the Junior Liquidation Securities.

7A.	JUNIOR LIQUIDATION SECURITIES
(a)	Other than the rights set forth in Article 10(D), the holders of Junior Liquidation Securities shall have no rights under these Articles or otherwise (including, without limitation, voting rights, anti-dilution rights or rights to dividends, redemption or conversion in respect of such Junior Liquidation Securities).

(b)	Any rights attaching to the Junior Liquidation Securities shall be automatically extinguished upon (i) an IPO, or (ii) a conversion of all of the Preferred Shares of the Company. Subject to applicable law, the Company shall be entitled to repurchase all such Junior Liquidation Securities following such event for no consideration.
7B.	AGGREGATION OF RIGHTS
(a)	Any shareholder shall be entitled to exercise any rights pursuant to these Articles together with those of any shareholder who is a Permitted Transferee of such shareholder provided that, in no event, shall any shareholder’s rights be exercised more than once.

(b)	All shares of the Company, that are held or acquired by entities and persons that constitute a group of “Permitted Transferees”, shall be aggregated together for the purpose of determining the availability of any rights under these Articles to any such entity or person.
8.	RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED SHARES

The Preferred Shares confer on their Holders all rights attached to the Ordinary Shares in the Company, and in addition bear the rights and restrictions set forth below.

9.	DIVIDEND PROVISIONS

Each distribution of dividends by the Company to its Shareholders shall be in accordance with the following order of preference:
(a)	first, Series E Preferred Shareholders and Series E2 Preferred Shareholders shall be entitled to receive all dividends until they have received in the aggregate (together with all distributions made after the Initial Series E Closing Date (as defined below) in the case of Series E Preferred Shareholders and the Series E2 Closing Date (as defined below) in the case of Series E2 Preferred Shareholders) an amount equal to a dividend at the cumulative annual rate of seven percent (7%) of the Issue Price of the Series E Preferred Shares and the Series E2 Preferred Shares respectively (as adjusted upon any Recapitalisation Event) from the date of issuance of the Series E Preferred Shares and the Series E2 Preferred Shares under, as appropriate:
(i) that certain share purchase agreement between the Company, Belco and other investors, dated 7 March 2004 (the “Initial Series E Closing Date” and the “Initial Series E SPA”, respectively); or
(ii) that certain share purchase agreement between the Company, Belco and other investors, dated 28 April, 2005 including the deferred closings thereunder (“Second Series E SPA”)
(iii) that certain warrant to purchase Series E Preferred Shares issued to Lighthouse in May 2006; or
(iv) that certain share purchase agreement between the Company, Belco and other investors, dated February 1, 2007 (“Series E2 SPA” and “Series E2 Closing Date”, respectively)
to the date of distribution (the “Series E Dividend Preference” and the “Series E2 Dividend Preference” respectively, and together, the “Series E-E2 Dividend Preference”), provided, however, that such dividend shall accrue monthly, whether or not declared by the Board of Directors.

(b)	second, following payment of the full Series E-E2 Dividend Preference, the Preferred D-D2 Shareholders shall be entitled to receive all dividends until they have received in the aggregate (together with all distributions made after the Initial Series E Closing Date) an amount equal to a dividend at the cumulative annual rate of seven percent (7%) of the Issue Price of the Preferred D Shares and Preferred D-2 Shares (in each case, as adjusted upon any Recapitalisation Event), from the Initial Series E Closing Date to the date of distribution (the “Series D-D2 Dividend Preference”), provided, however, that such dividend shall accrue monthly, whether or not declared by the Board of Directors.

(c)	third, following payment of the full Series E-E2 Dividend Preference and Series D-D2 Dividend Preference, the Preferred C Shareholders shall be entitled to receive all dividends until they have received in the aggregate (together with all distributions made after the Initial Series E Closing Date) an amount equal to a dividend at the cumulative annual rate of seven percent (7%) of the Issue Price of the Series C Preferred Shares (as adjusted upon any Recapitalisation Event), from the Initial Series E Closing Date to the date of distribution (the “Series C Dividend Preference”), provided, however, that such dividend shall accrue monthly, whether or not declared by the Board of Directors.

(d)	fourth, following payment of the full Series E-E2 Dividend Preference, Series D-D2 Dividend Preference and Series C Dividend Preference, the Holders of all Preferred Shares and Ordinary Shares (on an as-converted basis) shall be entitled to receive dividends, pari passu, out of any remaining assets legally available for distribution.
10.	LIQUIDATION PREFERENCE
In the event of:

(a)	any dissolution or liquidation of the Company;

(b)	any bankruptcy or insolvency proceeding under any bankruptcy or insolvency or similar law, whether voluntary or involuntary, is properly commenced by or against the Company, which proceeding is not suspended, terminated or cancelled within 60 days;

(c)	the appointment of a receiver or liquidator to all or substantially all of the Company’s assets, which appointment is not suspended, terminated or cancelled within 60 days;

(d)	the sale of all or substantially all of the Company’s assets;

(e)	the merger or reorganization of the Company, except for such transaction in which the Company is the surviving entity or in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of the other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity;

(f)	a transaction or series of transactions in which a person or entity or group of persons or entities acquires more than 50% of the issued and outstanding share capital of the Company; or

(g)	the grant to any party of an exclusive license to all or substantially all of the intellectual property of the Company,

(each, a “Liquidation Event”),
any assets and funds of the Company available for distribution or which shall become available for distribution upon receipt by the Company of any deferred payments or royalties (“Available Assets”) shall be distributed pursuant to the following order of preference:

(A)	first, the Series E Preferred Shareholders and Series E2 Preferred Shareholders shall be entitled to receive, prior and in preference to all other holders of the Company’s securities, an amount equal to:
(i) the Issue Price for each Series E Preferred Share and Series E2 Preferred Share, respectively (as adjusted upon any Recapitalisation Event); plus
(ii) any accrued but unpaid dividends in respect of the Series E Preferred Shares and Series E2 Preferred Shares (whether or not declared),
(together, the “E-E2 Preferential Amount”),
provided that, if the Available Assets distributable among the Series E-E2 Preferred Shareholders in accordance with this sub-Article shall be insufficient to permit the payment to the Series E-E2 Preferred Shareholders of the full Series E-E2 Preferential Amount, then all of the Available Assets available for distribution shall be distributed pro-rata among the Series E-E2 Preferred Shareholders in proportion to the E-E2 Preferential Amount that each such Series E-E2 Preferred Shareholder is otherwise entitled to receive.
(B)	second, from any Available Assets following payment of the full E-E2 Preferential Amount, the Series D-D2 Preferred Shareholders shall be entitled to receive, on a pro-rata basis between them and on an as-converted basis, prior and in preference to the Series C Preferred Shareholders, the Junior Liquidation Securities and the Ordinary Shareholders, an amount per Series D Preferred Share and Series D2 Preferred Share equal to:
(i) the Issue Price for each Series D Preferred Shares or Series D2 Preferred Shares, (as adjusted upon any Recapitalisation Event); plus
(ii) with respect to the Series D Preferred Shares only, US$ 155,332 (one hundred and fifty five thousand three hundred and thirty two US Dollars) representing interest paid in by the Series D Preferred Shareholders at the completion of the second installment of the purchase of the Series D Preferred Shares (the “Paid-In Interest”); plus
(iii) any accrued but unpaid dividends in respect of the Series D Preferred Shares and Series D2 Preferred Shares (whether or not declared)
(together, the “Series D-D2 Preferential Amount”),
provided that if following distribution of the full series E-E2 Preferential Amount the Available Assets distributable among the Series D-D2 Preferred Shareholders in accordance with this sub-Article shall be insufficient to permit the payment to the Series D-D2 Preferred Shareholders of the full Series D-D2 Preferential Amount, then all of the Available Assets available for distribution following distribution of the Series E-E2 Preferential Amount shall be distributed pro-rata among the Series D-D2 Preferred Shareholders in proportion to the D-D2 Preferential Amount each such Series D-D2 Preferred Shareholder is otherwise entitled to receive.

(C)	third, from any Available Assets following payment of the full E-E2 Preferential Amount and D-D2 Preferential Amount, the Series C Preferred Shareholders shall be entitled to receive, on a pro-rata basis between them and on an as-converted basis, prior and in preference to the Junior Liquidation Securities Holders and the Ordinary Shareholders and the Junior Liquidation Securities Holders, an amount per each Series C Preferred Share equal to:
(i) the Issue Price of the Series C Preferred Shares (as adjusted upon any Recapitalisation Event); plus
(ii) any accrued but unpaid dividends in respect of the Series C Preferred Shares (whether declared or not),
(together the “Series C Preferential Amount”),
provided that, if — following distribution of the full Series E-E2 Preferential Amount and full Series D-D2 Preferential Amount — the Available Assets distributable among the Series C Preferred Shareholders shall be insufficient to permit the payment to the Series C Preferred Shareholders of the full Series C Preferential Amount, then all of the Available Assets available for distribution following distribution of the full Series E-E2 Preferential Amount and the full Series D-D2 Preferential Amount shall be distributed pro-rata among the Series C Preferred Shareholders in proportion to the preferential amount each such Series C Preferred Shareholder is otherwise entitled to receive.

(D)	fourth, from any Available Assets following payment of the full E-E2 Preferential Amount, the full D-D2 Preferential Amount and the full C Preferential Amount, the Junior Liquidation Securities Holders shall be entitled to receive, on a pro-rata basis between them, an amount, in the aggregate, of $1.80 million (one million eight hundred thousand US Dollars) (the “Junior Liquidation Securities Preferential Amount”), provided that, if the Available Assets distributed among the Junior Liquidation Securities Holders shall be insufficient to permit the payment to the Junior Liquidation Securities Holders of the full Junior Liquidation Securities Preferential Amount, then all of the Available Assets available for distribution following distribution of the Series E-E2 Preferential Amounts, Series D-D2 Preferential Amount and Series C Preferential Amount shall be distributed pro-rata among the Junior Liquidation Securities Holders.

(E)	thereafter, any Available Assets remaining shall be divided pro-rata and pari passu between the holders of Ordinary Shares and the holders of the Preferred Shares, calculated on an as-converted basis. The Junior Liquidation Securities Holders shall not be entitled to any further distribution in accordance with this sub-Article (E).

(F)	Whenever the distribution provided for in sub-Articles (A)-(E) above shall be payable in securities or property other than cash, subject to Article 14 below, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board, provided, however, that if:
(i) such securities are then traded on a national securities exchange or the NASDAQ Stock Market (or a similar national quotation system), then the value shall be computed based on the average closing price on such exchange or system for a period of 10 business days prior to the public announcement relating to the Liquidation Event, or

(ii) such securities are actively traded over-the-counter, then the value shall be computed based on the average closing price for a period of 10 business days prior to the public announcement relating to the Liquidation Event.
11.	CONVERSION

The Preferred Shareholders shall have the following conversion rights:
(a)	Right to Convert
(i) Subject to sub-Article (c) below, each Preferred Share shall be convertible, at the option of a Preferred Shareholder, at any time after the date of issuance of such Preferred Share at the office of the Company, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing US$ 4.00 with respect to all Preferred Shares other than the Series E2 Preferred Shares, and US$ 6.32 with respect to the Series E2 Preferred Shares (adjusted for any Recapitalisation Event relating to the applicable class of Preferred Shares) by the Conversion Price at the time in effect for such share (the “Conversion Ratio”).
The initial “Conversion Price” for each Preferred Share other than the Series E2 Preferred Shares shall be US$ 4.00 and for each Series E2 Preferred Share shall be US$ 6.32 (as adjusted upon any Recapitalisation Event), adjusted, in accordance with sub-Articles (c) and (d) below.
(ii) Each series of the Preferred Shares shall automatically be converted into Ordinary Shares in accordance with the Conversion Ratio immediately upon:
(A)           a QIPO; or
(B)           the affirmative vote of the Principal Investors.
(b)	Mechanics of Conversion

A conversion of Preferred Shares as set forth in sub-Article (a)(ii) above, shall be deemed to have taken place automatically regardless of whether the certificates representing such shares have been tendered to the Company, but, from and after such conversion, any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares received upon such conversion and the right to receive a certificate for such Ordinary Shares.

(c)	Conversion Price Adjustments of Preferred Shares

Until the QIPO, the Conversion Price of each series of the Preferred Shares shall be subject to adjustment from time to time as follows:
(i) upon each issuance by the Company of any Additional Shares (as defined below), without consideration or for a consideration per share less than the Conversion Price applicable to such Series of Preferred Shares in effect immediately prior to the issuance of such Additional Shares, the

Conversion Price for such series of Preferred Shares shall forthwith be reduced:
(A)	first, for the Series E2 Preferred Shares, Series E Preferred Shares, Series D Preferred Shares or Series D2 Preferred Shares, the Conversion Price for the Series E2 Preferred Shares, Series E Preferred Shares, Series D Preferred Shares and/or Series D2 Preferred Shares, as the case may be, shall forthwith be reduced to a price equal to the price per share paid in consideration for each Additional Share; and

(B)	second, for the Series C Preferred Shares the Conversion Price for the Series C Preferred Shares shall forthwith be reduced to a price determined by multiplying such Conversion Price by a fraction:
(xx)	the numerator of which is the sum of:
(1)	the total number of Ordinary Shares outstanding prior to the issuance of such Additional Shares (on a fully-diluted basis after giving effect to all options to purchase Ordinary Shares and assuming the Conversion into Ordinary Shares of all convertible securities) multiplied by the Conversion Price for the Series C Preferred Shares in effect prior to the issuance of such Additional Shares; plus

(2)	the total amount of the consideration received by the Company for such Additional Shares; and
(vv)	the denominator of which is the sum of the total number of Ordinary Shares outstanding immediately prior to the issuance of such Additional Shares (on a fully-diluted basis after giving effect to all options to purchase Ordinary Shares and assuming the conversion into Ordinary Shares of all convertible securities) plus the number of such Additional Shares issued.
(C)	In the event the Company shall issue Additional Shares, without consideration or for a consideration per share less than the Conversion Price applicable to all Series of Preferred Shares with respect to any series of Preferred Share in effect immediately prior to the issuance of such Additional Shares, and under the terms of such issuance, full application of the anti dilution protection with respect to any or all of the series of Preferred Shares is not mathematically achievable, then the adjustment of the Conversion Price of each series of Preferred Shares will be recomputed in order to enable the issuance of the Additional Shares subject to the following preference:
(i)	Series E2 Preferred Shares, Series E Preferred Shares, Series D Preferred Shares and Series D2 Preferred Shares shall be provided with the anti-dilution protection provided by these Articles, at the expense of all other shares of the Company

Articles, at the expense of all other shares of the Company

(ii)	then the Series C Preferred Shares shall be provided with the anti-dilution protection provided by these Articles, at the expense of the Ordinary Shares.

(iii)	No adjustments of the Conversion Price for any series of the Preferred Shares shall be made in an amount less than one hundredth of a cent ($0.0001) per share. No adjustments shall be made to a class of shares of the Company other than those specifically provided in sub-Article (c)(i) above.

(iv)	In the case of the issuance of Additional Shares for cash consideration, the consideration shall be deemed to be the amount of cash received therefore after giving effect to any discounts, commissions or other expenses paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(v)	In the case of the issuance of Additional Shares for consideration in whole or in part other than cash, the non-cash consideration shall be deemed to be the fair value thereof as determined by the Board, provided, however that if:
(A)	the consideration comprises securities then traded on a national securities exchange or the NASDAQ Stock Market (or a similar national quotation system), then the value of such securities shall be computed based on the average closing price on such exchange or system for a period of 10 business days prior to the public announcement relating to the issuance of the Additional Shares.

(B)	the consideration comprises securities actively traded over-the-counter, then the value of such securities shall be computed based on the average closing price for a period of 10 business days prior to the public announcement relating to the issuance of the Additional Shares.
(vi)	In the case of the issuance of options to purchase or rights to subscribe for Additional Shares, or securities by their terms convertible into or exchangeable for Additional Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the aggregate maximum number of Additional Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Additional Shares or upon conversion or an exchange of such convertible or exchangeable security shall be deemed to have been issued at the time full consideration for the shares deliverable upon exercise of such options to purchase or securities by their terms convertible into or exchangeable for or rights to subscribe for Additional Shares have been paid for at a consideration equal to the consideration (determined in the manner provided in sub-Articles (iv) and (v) above), if any, received by the Company. In the event that such options or rights are issued by the Company for no consideration, for the purposes of this sub-paragraph 11(c)(vi), the Additional Shares shall be deemed to have been issued for the fair market value thereof as determined by the Board acting in good faith.

(vii)	For the purposes of this Article 11, “Additional Shares” shall mean any Share of whatever class issued (or deemed to have been issued pursuant to sub-Article (vi) above) by the Company, other than:
(A)	Ordinary Shares issued pursuant to a transaction described in sub-Article (viii) below;

(B)	Ordinary Shares issued to employees, consultants, or directors of the Company or any subsidiary of the Company pursuant to a Share Option Plan approved by the Board;

(C)	Ordinary Shares issued upon conversion of the Preferred Shares;

(D)	Securities issued upon the exercise of any options or warrants issued or outstanding prior to the date these Articles are adopted by the Company;

(E)	Securities issued in connection with existing credit facilities provided by Bank Discount and Bank Hapoalim and approved by the Board;

(F)	Securities issued in accordance with Article 3A; and

(G)	Securities issued pursuant to Item 4 of Schedule 2.2.1(b)(ii) of the Initial Series E SPA.
(viii)	The Conversion Price shall also be subject to adjustment in the event of:
(A)	any change, by subdivision or combination in any manner or by the making of a share dividend (i.e. bonus shares), to the number of Ordinary Shares in the Company then outstanding into a different number of Shares, then thereafter the number of Ordinary Shares issuable upon the conversion of the Preferred Shares shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Ordinary Shares by reason of such change; or

(B)	any capital reorganisation, or of any reclassification of the share capital of the Company or in case of the consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the Ordinary Shares), each Preferred Share shall after such capital reorganisation, reclassification of share capital, consolidation, merger or sale entitle the holder to obtain the kind and number of Ordinary Shares, or of the shares of the corporation resulting from such consolidation or surviving such merger, as the case may be, to which such holder would have been entitled if he had held the Ordinary Shares issuable upon conversion of such shares of Preferred Shares immediately prior to such capital reorganisation, reclassification of capital stock, consolidation, merger or sale.
(d)	No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.
(e)	Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Shares pursuant to this Article 11, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares, a certificate setting forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth:
(i)	such adjustment and readjustment;

(ii)	the Conversion Price at the time in effect; and

(iii)	the number of shares of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Share.
(f)	In the event of any taking by the Company of a record of the Holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g)	The Company shall at all times reserve and keep available out of its authorised but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the shares of the Preferred Shares, such number of its shares of Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Shares. If at any time the number of authorized but unissued shares of Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company shall immediately take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Ordinary Shares to such number of shares as shall be sufficient for such purposes.
12.	VOTING RIGHTS
(a)	Subject to sub-Article (b), the holder of each Preferred Share shall have the right to one vote for each Ordinary Shares into which such Preferred Share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with these Articles, and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which Holders of Ordinary Shares have the right to vote.

(b)	Subject to Article 14 below, no class or series of shares in the Company other than the Series E2 Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, Series D2 Preferred Shares and Series C Preferred Shares shall be entitled to any voting rights in relation to future issuances of equity interests in the Company (irrespective of any adverse effect on rights or privileges attaching to such shares), any transaction by the Company or a subsidiary for the purposes of the raising of finance by the Company (whether by way of debt or equity financing), an IPO or QIPO or any transaction constituting a Liquidation Event (whether such voting rights may be granted by law or otherwise).

(c)	When the vote of holders of Series D2 Preferred Shares changes the result otherwise obtained by the vote of a majority of the holders of the Preferred Shares (voting together as a single class on an as-converted basis), including the vote of the Principal Investors, such vote of the Series D2 Preferred Shareholders shall nevertheless be deemed a vote in support of such majority, without any further action required by the Company or any of the shareholders.
13.	REDEMPTION RIGHTS
(a)	At any time after five years from the Initial Series E Closing Date and to the extent permissible under the Law, the Principal Investors may compel the Company (a “Redemption Request”) to redeem from any source of funds legally available therefor, all of the Preferred Shares (the “Redeemed Shares”). Subject to sub-Article (d) below, within 30 days of receipt of the Redemption Request (such date, the “Redemption Date”), the Company shall pay to each holder of the Redeemed Shares, an amount per share in cash equal to the greater of:
(i)	the sum of:

(A) the applicable Issue Price for each Redeemed Share (in each case, as adjusted upon any Recapitalisation Event); and
(B) all accrued and unpaid dividends in respect of such Redeemed Shares as detailed in Article 9 above (whether or not declared); and
(C) with respect to Series D Preferred Shareholders, the Paid-in Interest; and
(ii) the fair market value of the Ordinary Shares issuable upon conversion of the Redeemed Shares, as determined by an independent investment bank to be selected by the Board (the “Redemption Price”).
(b)	On the Redemption Date, each holder of Redeemed Shares shall surrender to the Company the certificate(s) representing such Redeemed Shares, in the manner and at the place designated by the Company and, subject to sub-Article (c) below, the Redemption Price shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be cancelled by the Company.
(c)	The Redemption Price shall be immediately due and payable to each holder of Redeemed Shares on the Redemption Date by wire transfer of immediately available funds to an account specified by such holder, provided that the Company shall be permitted to pay:
     (i) at least one-half of the Redemption Price on the Redemption Date; and
     (ii) the remaining one-half of the Redemption Price as soon as possible thereafter but not later than the six-month anniversary of the date of the Redemption Request, provided, however, that the Company shall use its best efforts to pay the entire Redemption Price on the Redemption Date.
(d)	If the Company’s funds that are legally available for the redemption of the Redeemed Shares on the Redemption Date are insufficient to redeem the total number of Redeemed Shares, then the Company shall redeem the Redeemed Shares in the following priority:
(i)	first, the Series E2 Preferred Shareholders and Series E Preferred Shareholders shall be entitled to receive all funds until full payment of the Redemption Price for the Series E2 Preferred Shares and the Series E Preferred Shares;

(ii)	second, following full payment of the Redemption Price for the Series E2 Preferred Shares and the Series E Preferred Shares, the Series D Preferred Shareholders and Series D-2 Preferred Shares shall be entitled to receive all finds until full payment of the Redemption Price of the Series D Preferred Shares and Series D2 Preferred Shares; and

(iii)	third, the Series C Preferred Shareholders shall be entitled to receive the

Redemption Price for the Series C Preferred Shares.
In the event of a payment of the Redemption Price insufficient to satisfy the obligations of the Company in respect of a series of Preferred Shares, such payment will be divided between the shareholders of such class pro-rata in proportion to the total Redemption Price the shareholders are entitled to receive pursuant to their holdings in such series of Preferred Shares. The Redeemed Shares not redeemed shall remain outstanding during the Priority Period and shall be entitled to all of the rights, preferences and privileges provided for herein. At any time thereafter when additional funds of the Company become legally available for the redemption of Redemptions Shares, such funds shall immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on the Redemption Date, but which it has not redeemed in the priority set forth above.

(e)	No other class of securities of the Company including, without limitation, the Junior Liquidation Securities, shall be redeemable.

(f)	The rights set forth in this Article 13 shall terminate upon a QIPO.
14.	RESTRICTIVE PROVISIONS
(a)	Until the closing of the QIPO, any action or resolution of the Company’s general meeting or Shareholders’ action including, without limitation, with regard to the following matters, shall require solely the approval or written consent of the Principal Investors:
(i)	any action (whether by merger, consolidation or otherwise) which amends, repeals, alters or waives any provisions of or rights under the Memorandum of Association or the Articles of Association of the Company;

(ii)	any material change in the business of the Company or entering into an additional business;

(iii)	issuance of shares, rights, options or warrants to purchase securities of the Company, or other securities convertible into or exchangeable for securities of the Company (other than any issuance of options to purchase securities of the Company to employees of the Company pursuant to the Company’s share option plans);

(iv)	any merger, consolidation or acquisition, or the sale, lease or other disposal of all or substantially all of the Company’s assets or a portion thereof (other than in the ordinary course of the Company’s business;

(v)	transactions with any officer, director, shareholder or other interested party, or any other party related or affiliated, directly or indirectly, to any of them;

(vi)	transactions not in the ordinary course of business of the Company;

(vii)	transactions involving the issuance of any debt securities or the obtaining or expanding of any loan or credit facilities or any other transaction the commercial effect of which is equivalent to a borrowing or financing transaction;

(viii)	declaration and payment of any dividends or other distributions;

(ix)	liquidation, dissolution or winding-up of the Company;

(x)	approval of the terms and conditions of any IPO or QIPO;

(xi)	any change in the constitution of any committee of the Board of Directors or of the board of directors of any subsidiary of the Company;

(xii)	approval of any assignment, transfer or exclusive license transaction relating to the Company’s technology;

(xiii)	a repurchase by the Company of its own securities;

(xiv)	the grant of any additional registration rights by the Company;

(xv)	an increase to the size of the Company’s share option plan;

(xvi)	an increase or decrease in the number of Directors;

(xvii)	the creation of any new subsidiaries; and

(xviii)	entering into any agreement with respect to the foregoing.
(b)	Other than as expressly provided in these Articles, no additional voting rights shall accrue to any shares in the Company and no class of shares shall have the right to any separate class vote, whether required by law or otherwise.
(c)	The following actions of the Company will require the approval of the majority of the Directors then in office, which approval must include the approval of the Principal Investor Directors:
(i)	expenditures of the Company deviating five (5%) per cent or more (in the aggregate) from those authorised in any quarterly budget;

(ii)	any alteration to the compensation of any Key Employee (as defined in the Series E2 SPA);

(iii)	the dismissal of any Key Employee;

(iv)	the employment of a person to a senior position (for example, a chief executive officer or a vice president position) in the Company or any subsidiary;

(v)	the entering into any agreement:
(A)	under which the Company purchases or licenses products or technology from others or contracts to incur any expense (including, without limitation, capital expenditures) in excess of US$100,000, other than the purchase of inventory in the ordinary course of business;

(B)	under which the Company sells or licenses products or technology to others for consideration in excess of US$1,000,000 or other than in the ordinary course of business;

(C)	for the creation, extension or grant of a credit facility or loan, including any loan or credit to customers other than deferred payment terms from customers of less than or equal to “Net +90” days;

(D)	for the assignment, transfer or license of any element of the Company’s technology or intellectual property on an exclusive basis;
(vi)	the entering into any transaction with an Affiliate;

(vii)	the incorporation or acquisition of any new subsidiary;

(viii)	transactions with any officer, director, shareholder or other interested party, or any other party related or affiliated, directly or indirectly, to any of them;

(ix)	issuance of, options to purchase securities of the Company issued to employees of the Company pursuant to the Company’s share option plans; and

(x)	any issuance of securities pursuant to Article 3A.
15.	Reserved.

16.	PREEMPTIVE RIGHTS
(a)	Prior to the closing of a QIPO, if the Company proposes to issue or sell any New Securities, the Company shall, before such issuance, offer to each Shareholder holding (individually or together with any Affiliate) not less than 1% (one percent) of the issued and outstanding share capital of the Company on an as-converted basis (such Shareholders, collectively, the “Offered Shareholders”) the right to purchase a pro-rata share of the New Securities. A Shareholder’s pro-rata share of such New Securities (for the purpose of this Article 16, the “Pro-Rata Share”) shall be calculated as follows:

a	x	the total number of New Securities to be issued or sold
b

where:
a is the number of shares owned by such Offered Shareholder immediately prior to the issuance of the New Securities (on an as converted basis)
b is the total number of shares owned by all Offered Shareholders immediately prior to the issuance of the New Securities (on an as converted basis)
(b)	In the event the Company proposes to undertake an issuance of New Securities, it shall give each Offered Shareholder written notice of its intention, describing the type of New Securities, their price and the general terms upon which the Company proposes to issue the same (the “Notice”). Each Offered Shareholder shall have five (5) Business Days after receipt of the Notice to agree to purchase such Offered Shareholder’s Pro-Rata Share for the price and upon the terms specified in the Notice by giving written notice to the Company. Such a notice shall constitute a binding agreement by the Offered Shareholder to purchase its Pro-Rata Share. A failure by the Offered Shareholder to so notify the Company within the five Business Day period shall be deemed a waiver of the pre-emptive right of such Offered Shareholder. An Offered Shareholder may elect that its Pro-Rata Share be purchased by a Permitted Transferee and such Permitted Transferee shall be deemed the Offered Shareholder or the purpose of this Article 16.
(c)	In the event that an Offered Shareholder does not provide written notice of its agreement to purchase its pro-rata share of the New Securities (a “Non-Accepting Shareholder”), each Offered Shareholder that has notified the Company of its agreement to purchase its pro-rata share of the New Securities (an “Accepting Shareholder”) shall have a right of over-allotment to purchase the Non-Accepting Shareholders’ portion of the New Securities (the “Available Securities”). The Company shall, within ten (10) days from end of the five day notice period referred to in Article 16(b) above, notify each Accepting Shareholder of its right to purchase the Available Securities. Each Accepting Shareholder shall have five (5) days after such notice is delivered to agree to purchase the Available Securities for the price and upon the terms specified in the notice, by giving written notice to the Company. In the event that more than one Accepting Shareholder notifies the Company that it wishes to purchase the Available Securities. The Available Securities shall be divided among such Accepting Shareholders pro-rata, according to the ratio of the number of shares owned by such Accepting Shareholder immediately prior to the issuance of New Securities (treating all Preferred Shares as if fully converted), to the total number of shares owned by all Accepting Shareholders immediately prior to the issuance of New Securities, (treating all of the Preferred Shares as if fully converted).

(d)	In the event the Offered Shareholders fail to exercise fully the pre-emptive right within the said five Business Day period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement to sell the New Securities respecting which the Offered Shareholders’ pre-emptive right set forth in this Article 16 is not exercised (the “Remaining Securities”), at the price and upon terms no more favorable than those set out in the Notice.

(e)	If the Company has not sold or entered into an agreement to sell the Remaining Securities within the sixty (60) day period provided in sub-Article (c) above, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Offered Shareholders as provided for in this Article 16.

(f)	In the event that the number of Offered Shareholders may require, in the opinion of the Company’s legal counsel, the preparation of a prospectus or would otherwise result in the Company being required to file a registration statement with the Securities and Exchange Commission of the United States, the Israeli Securities Authority, or a similar authority in any jurisdiction, according to the requirements of the securities laws the Company will be subject to, the pre-emptive rights set forth in this Article 16 shall be in effect only with respect to such number of Shareholders which have the largest shareholding in the Company which would not result in such requirement.

(g)	Each Shareholder shall have the right to assign its pre-emptive rights under this Article 16 to any Permitted Transferee.

(h)	“New Securities” shall mean any securities (including Ordinary and Preferred Shares) of the Company, whether now authorised or not, and rights, options or warrants to purchase such securities, other than:
     (i) securities excluded from the definition of Additional Shares under Article 11(c)(vii);
     (ii) securities issued pursuant to a Recapitalisation Event;
     (iii) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.
     (iv) the warrant to purchase Series E Preferred Shares granted to Lighthouse in May 2006, and any securities issued pursuant to the exercise or conversion of such warrant;
     (v) that certain Investment Rights Letter of May 2006 granting Lighthouse the right to invest an amount of up to $400,000 in the next Company’s Qualified Financing (as defined in such Investment Rights Letter);
     (vi) Securities issued in an IPO; and
     (vii) Securities issued pursuant to the Series E2 SPA.
(i)	Notwithstanding Article 16(h) above, in the event of an IPO (including for the avoidance of doubt a QIPO), subject to the consent of the underwriter to such IPO, each of Belco, Vertex and Pitango shall each be entitled to purchase up to five per cent (5%) of the securities offered for sale in such IPO.
17.	DRAG-ALONG RIGHT
(a)	Notwithstanding Article 14 above, in the event that any person or entity (the “Offeror”) makes an offer (the “Share Offer”) to purchase all of the issued and outstanding shares of the Company, and such Share Offer is accepted by the Principal Investors, and such Share Offer is conditioned upon the sale of all of the issued and outstanding shares of the Company to such party, then at the closing of such Share Offer to purchase of all the issued and outstanding Shares of the Company, all of the Shareholders in the Company shall transfer all their Shares to the Offeror; provided, however, that such sale shall be considered a Liquidation Event for the purposes of Article 10 above.

(b)	The Company shall, at least ten Business Days prior to the date set by the Offeror as the final date for accepting the Share Offer, notify, or cause to be notified, each Shareholder in writing of the Share Offer. Such notice shall set forth:

(i)	the name of the Offeror;

(ii)	the fact that such Offeror offers to purchase all of the issued and outstanding shares of the Company;

(iii)	the proposed amount and form of consideration and terms and conditions of payment offered by the Offeror; and

(iv)	the names of, and number of shares held of record by Shareholders that the Company knows are willing to accept the Share Offer.
(c)	With respect to each purchase of shares by an Offeror pursuant to this Article 17, the purchase price for the shares so purchased shall be paid in full at such closing in cash or by certified check payable to the order of the Shareholder, against delivery of the appropriate certificates or instruments evidencing such securities, duly enclosed or with duly executed share powers attached thereto. Securities delivered at such closing shall be free and clear of all security interests, and all title thereto, and all rights and privileges of ownership thereof, immediately shall be vested in the Offeror.

(d)	In the event that a Shareholder fails to surrender its certificate in connection with the consummation of said transaction, such certificate shall be deemed cancelled and the Company shall be authorized to issue a new certificate in the name of the Offeror and the Board shall be authorized to establish an escrow account, for the benefit of such Shareholder, into which the consideration for such securities represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

(e)	Notwithstanding Article 14 above, in the event that any person or entity (the “Offeror”) makes an offer to purchase all or substantially all of the assets of the Company (an “Asset Offer”), and such Asset Offer is approved by the Principal Investors, then the Company shall consummate the transaction proposed in the Asset Offer, provided, however, that such transaction shall be considered a Liquidation Event for the purposes of Article 10 above.
18.	REGISTERED HOLDER
(a)	If two or more persons are registered as joint holders of a share they shall be jointly and severally liable for any calls or any other liability with respect to such share. However with respect to voting, power of attorney and furnishing notices, the holder registered first in the register of shareholders, insofar as all the registered joint holders shall not notify the Company in writing to relate to another one of them as the sole owner of the share, as aforesaid, shall be deemed to be the sole owner of the share.

(b)	If two or more persons are registered together as holders of a share, each one of them shall be permitted to give receipts binding all the joint holders for dividends or other monies in connection with the share and the Company shall be permitted to pay all the dividends or other monies due with respect to the share to one or more of the joint holders, as it shall choose.
19.	LANGUAGE
(a)	All records and registers of the Company and all documents issued by the Company to its Directors or shareholders shall be in the English language.
(b)	The conduct of all meetings of the Company shall be in English and all minutes of meetings recorded in the English language.
20.	SHARE CERTIFICATE
(a)	A Shareholder shall be entitled to receive from the Company without payment, one certificate for each class of shares held by such shareholder that shall contain that number of shares registered in the name of such Shareholder, their class and serial numbering. However, in the event of joint holders holding a share, the Company shall not be obligated to issue more than one certificate to all of the joint holders, and the delivery of such a certificate to one of the joint holders shall be deemed to be a delivery to all of the joint holders.

(b)	Each certificate shall carry the signature or signatures of one director or any other persons appointed by the Board for this purpose and the rubber stamp or the seal of the Company.

(c)	If a share certificate is defaced, lost or destroyed, it may be replaced upon payment of such fee, if any, and on such terms, if any, as to evidence and indemnity as the Board may think fit.
21.	Reserved.

22.	MODIFICATIONS OF SHARE RIGHTS
(a)	The Company may change, convert, broaden, add or vary in any other manner the rights, advantages, restrictions and provisions attached at that time to one or more of the classes in accordance with the approvals required pursuant to Article 14 and without the need for the separate consent of any class of shareholders or a separate class meeting.

b)	Notwithstanding sub-Article (a), other than any change whatsoever made to (A) any class of Preferred Shares or (B) the Junior Liquidation Securities in connection with any transaction for the purpose of the raising of finance by the Company (whether by way of debt, equity or otherwise), an IPO or QIPO or any transaction constituting a Liquidation Event, any direct adverse change to the rights attached to (i) any class of Preferred Shares or (ii) the Junior Liquidation Securities, shall require the separate consent of the holders of the majority of (x) such affected class of Preferred Shares or (y) the Junior Liquidation Securities, as the case may be.
Notwithstanding anything to the contrary herein, if a class vote is required under applicable law or these Articles, the Series E Preferred Shares and Series E2 Preferred Shares shall be deemed, for all intents and purposes, as one class and the Series D Preferred Shares and Series D2 Preferred Shares shall be deemed, for all intents and purposes, as one class.
23.	PLEDGE
The Company shall have a lien and first pledge on all the shares, not fully paid, registered in the name of any Shareholder (whether registered in his name only or together with another or others) for any amount still outstanding with respect to that share, whether presently payable or not. Such a pledge shall exist whether the dates of payment or fulfillment or execution of the obligations, debts or commitments have become due or not, and shall apply to all dividends that shall be decided upon from time to time in connection with these shares. No benefit shall be created with respect to this share based upon the rules of equity which shall frustrate this pledge, however the Directors may declare at any time with respect to any share, that it is released, wholly or in part, temporarily or permanently, from the provisions of this article.
24.	The Company may sell, in such manner and at such time as the Directors think fit, any of the pledged shares, but no sale shall be made unless the date of payment of the monies or a part thereof has arrived, or the date of fulfillment and performance of the obligations and commitments in consideration of which the pledge exists has arrived, and after a written request has been furnished to the Shareholder or person who has acquired a right in the shares, which sets out the amount or obligation or commitment due from him and which demands their payment, fulfillment or execution, and which informs the person of the directors’ desire to sell the shares in the event of non- fulfillment of the notice, and the person has not fulfilled his obligation pursuant to the notice within seven days after the notice had been sent to him.

25.	The net proceeds of such sale shall be applied in payment of such sum due to the Company or to the fulfillment of the obligation or commitment, and the remainder (if there shall be any) shall be paid to the Shareholder or to the person who has acquired a right in the share sold pursuant to the above.

26.	After execution of a sale as aforesaid, the Directors shall be permitted to sign or to appoint someone to sign a deed of transfer of the sold shares and to register the buyer’s name in the register of shareholders as the owner of the sold shares and it shall not be the obligation of the buyer to supervise the application of monies nor will his right in the shares be affected by a defect or illegality in the sale proceedings after his name has been registered in the register of shareholders with respect to those shares.

The sole remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

27.	TRANSFER OF SHARES AND THE MANAGEMENT THEREOF

The Board may prevent the registration of any transfer of shares only in case of non-compliance with the provisions of these Articles in respect thereof. Notwithstanding the foregoing, other than in the case of a transfer to a Permitted Transferee, the Board may withhold its approval in the event of a transfer of shares to any person or entity competing (as reasonably determined by the Board, on a case by case basis), either directly or through an Affiliate, with the Company’s business as shall be from time to time. If the Board shall make use of its powers in accordance with this Article and refuse to register a transfer of shares, the Board must inform the proposed transferee of its refusal, within 60 days of the day the deed of transfer had been furnished to the Company.

28.	Each transfer of shares shall be made in writing in the form appearing herein below, or in a similar form, or in any form as to be determined upon by the Board from time to time, such form shall be delivered to the Office together with the transferred share certificates and any other proof the directors shall require, if they shall so require, in order to prove the title of the transferor.

Deed of Transfer of Shares
I,                      of                      in consideration of the sum of NIS ___ (New Israeli Shekels) paid to me by                     , of                      (hereinafter called “the Said Transferee”) do hereby transfer to the Said Transferee ___share (or shares) having par value of NIS ___ each one numbered ___ until ___ inclusive in Voltaire Ltd., to hold onto the Said Transferee, his executors, administrators, and assigns, subject to the several conditions on which I held the same at the time of the execution hereof; and I, the said transferee, do hereby agree to take the said share (or shares) subject to the conditions aforesaid.
As witness we have hereunto set our hands this ___ day of                      20___.

Transferee	Transferor

Address	Address
29.	The deed of share transfer shall be executed both by the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered into the register of shareholders in respect thereof.

30.	The Board shall be permitted to demand a fee for registration of transfer, in a reasonable rate as to be determined by the Directors from time to time.

31.	The register may be closed at such dates and for such other periods as determined by the Board from time to time, upon the condition that the register shall not be closed for more than 30 days every year.

32.	Upon the death of a Shareholder the remaining holders (in the event that the deceased was a joint holder in a share) or the administrators or executors or heirs of the deceased (in the event the deceased was the sole holder of the share or was the only one of the joint holders of the share to remain alive) shall be recognized by the Company as the sole holders of any title to the shares of the deceased. However, nothing aforesaid shall release the estate of a joint holder of a share from any obligation with respect to the share that he held jointly with any other holder.

33.	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation of a Shareholder shall, upon such evidence being produced as may from time to time be required by the directors, have the right, either to be registered as a Shareholder in respect of the share upon the consent of the Directors (who have the right to refuse pursuant to Article 27 above) or, instead of being registered himself, to transfer such share to another person, subject to the provisions contained in these articles with respect to transfers.

34.	A person becoming entitled to a share because of the death of a Shareholder shall be entitled to receive, and to give receipts for, dividends or other payments paid with respect to the share, but he shall not be entitled to receive notices with respect to Company meetings or to participate or vote therein with respect to that share, or aside from the aforesaid, to use any right of a Shareholder, until he has been accepted as a Shareholder with respect to that share.

34A.	Pitango Principals Fund III (Israel) LP may freely pledge and subject any of its shares and other securities in the Company to a charge in favor of Bank Leumi Le-Israel BM (“BLL”),

without being subject to any restrictions hereunder with respect to the creation or imposition of such pledge or charge, including, without limitation, the requirement for Board approval or any other approval, any right of first refusal, right of first offer or otherwise. The sale of the said shares on behalf of Bank Leumi Le-Israel BM pursuant to a realization of the said charge shall, however, be subject to the right of first refusal and any other restrictions on the transfer of shares contained herein.
It being clarified that, BLL, or any affiliate or transferee of BLL, shall not, as a result of the creation or imposition of such a pledge, charge or other security interest, or the realization or enforcement thereof, be deemed or considered a Principal Investor in any manner whatsoever.
35.	RIGHT OF FIRST REFUSAL
(a)	Prior to an IPO if any Shareholder wishes to sell or transfer any shares (including Junior Liquidation Securities) in the Company other than to its Permitted Transferee (hereinafter, the “Selling Shareholder”), it shall, upon receipt of a bona fide offer to purchase such shares, give notice in writing to the Company of such proposed sale or transfer, and such notice shall specify the identity of the proposed transferee (hereinafter, the “Purchasing Party”) and full details regarding the shares proposed for sale (hereinafter, the “Transfer Shares”) and the price, terms and conditions of the proposed sale or transfer (hereinafter, the “Sale Notice”), and, within fourteen (14) days following receipt of a Sale Notice, the Company shall have the right to notify the Selling Shareholder by delivery of a written notice (“Company’s Response”) if it wishes to purchase (subject to Article 14 hereof) any part of the Transfer Shares. In the event that the Company shall elect to purchase all Transfer Shares, all such shares shall be sold to the Company, provided that the Company shall have received the prior written consent of the Principal Investors prior to such purchase. In the event that the Company shall elect not to purchase all of the Transfer Shares, or to purchase only part of the Transfer Shares, then the provisions below of this Article 35 shall apply with respect to the Transfer Shares which the Company has declined to purchase.

(b)	With respect to the Transfer Shares which the Company declined to purchase (the “Remaining Shares”) — upon receipt of Company’s Response, the Selling Shareholder shall give notice in writing to all holders of Preferred Shares (such holders, the “Offered Shareholders”) (with a copy to the Company) of such proposed sale or transfer, such notice shall specify the identity of the Purchasing Party and full details regarding the number of the Remaining Shares and the price, terms and conditions of the proposed sale or transfer (hereinafter, the “Shareholder Notice”), and, within thirty (30) days (the “Offer Period”) following receipt of a Shareholder Notice, each Offered Shareholder shall have the right to notify the Selling Shareholder by delivery of a written notice (with a copy to the Company) if it wishes to:
     (i) purchase all (but not part) of its pro-rata share of the Remaining Shares (those Offered Shareholders shall hereinafter be referred to as “Buying Shareholders”); such notice shall also state whether the Offered Shareholder wishes to purchase any additional Remaining Shares in respect of which the original offer by the Selling Shareholder is not accepted by other Offered Shareholders; or
     (ii) exercise its right to participate in the sale to the Purchasing Party pro rata (those Offered Shareholders shall hereinafter be referred to as

“Participating Shareholders”); provided that the right to participate in any sale shall only apply to:
(A) holders of shares of the same class as the Transfer Shares; and
(B) holders of any series of Preferred Shares issued following issuance of the class of shares constituting the Transfer Shares.
(c)	If the Selling Shareholder receives notices from all Offered Shareholders pursuant to sub-Article (b)(i) above, then such Offered Shareholders shall acquire the Transfer Shares pro rata, according to the shareholding ratio between such Offered Shareholders (on an as-converted basis) as of the date immediately prior to sending their notices to purchase the Remaining Shares.

In the event that one or more Buying Shareholders notify the Selling Shareholder that it wishes to purchase additional Remaining Shares in respect of which the original offer is not accepted by other Offered Shareholders, such additional Remaining Shares shall be divided among such Buying Shareholders pro-rata, according to the shareholding ratio between the Buying Shareholders (on an as-converted basis) as of the date immediately prior to sending their notices to purchase remaining shares.

(d)	If the notices of the Buying Shareholders indicate that the Buying Shareholders have not elected to purchase all of the Remaining Shares, then none of the Company and the Buying Shareholders shall be entitled to purchase Transfer Shares from the Selling Shareholder, unless the Selling Shareholder agrees to sell such shares to them, and the Selling Shareholder shall be free, within ninety (90) days of the date of expiration of the Offer Period, to sell such shares at the price and on the terms contained in the Sale Notice; provided that the Selling Shareholder shall allow each of the Participating Shareholders (if any) to sell the same pro-rate share of its shareholding in the Company (on an as-converted basis) to the Purchasing Party as being sold by the Selling Shareholder for the same price as that being paid by the Purchasing Party to the Selling Shareholder. If there is no sale within such ninety day period, the Selling Shareholder shall not sell or transfer the Transfer Shares, or any other shares acquired before or after the date hereof, without again complying with the provisions of this Article 35.

(e)	In the event that there is a situation in which fractional shares need to be transferred, the number of shares will be rounded to the nearest whole share so that only full shares will be transferred.

(f)	In the event that the number of Shareholders to whom an Offer is made pursuant to this Article 35 may require, in the opinion of the Company’s legal counsel, the preparation of a prospectus or would otherwise result in the Company being required to file a registration statement with the Securities and Exchange Commission of the United States, the Israeli Securities Authority, or a similar authority in any jurisdiction, according to the requirements of the securities laws the Company will be subject to, the first refusal rights pursuant to this Article 35 shall be in effect only in respect of such number of Shareholders which have the largest shareholding in the Company which would not result in such requirement.

(g)	Each Shareholder shall have the right to assign its rights under this Article 35 to any Permitted Transferee.

(h)	Any sale to a Purchasing Party shall be conditional upon such Purchasing Party becoming a signatory to and bound by the provisions of the then current shareholders rights’ agreement.

(i)	The provisions of this Article 35 shall terminate upon, and not apply to an IPO.

(j)	The provisions of this Article 35 shall apply, mutatis mutandis, with respect to the sale or transfer of any options, warrants or other rights or securities which may be held by a Shareholder.
36.	CALLS
A Shareholder shall not be entitled to receive dividends nor to use any right a Shareholder has, unless he has paid all the calls that shall be made from time to time, with respect of money unpaid on all of his shares, whether he is the sole holder or holds the shares together with another person, in addition to interest and expenses if there shall be any.
37.	The directors may, subject to the provisions of these Articles, make calls upon the Shareholders from time to time in respect of any moneys unpaid on their shares, as they shall determine proper, upon the condition that there shall be given prior notice of 14 business days on every call and each Shareholder shall be obligated to pay the total amount requested from him, or the installment on account of the call (if there shall so be) at the times and places to be determined by the Directors.

38.	The calls for payment shall be deemed to have been requested from the date the Board has decided upon the calls for payment.

39.	The joint holders of a share shall be jointly and severally liable to pay the calls for payment in full and the installment on account, in connection with such calls.

40.	If a sum called in respect of a share is not paid the holders of the share or the person to whom it has been issued shall be liable to pay interest and linkage differentials (hereinafter, “Interest”) upon the amount of the call or the payments on account, as determined by the Board commencing from the day appointed for the payment thereof to the time of actual payment, but the Board shall be at liberty to waive payment of that Interest, wholly or in part.

41.	Any amount that according to the condition of issuance of a share must be paid at the time of issuance or at a fixed date, whether on account of the sum of the share or premium, shall be deemed for the purposes of these Articles to be a call of payment that was made duly and the date of payment shall be the date appointed for payment. In the event of non-payment of this amount all of the Articles herein dealing with payment of interest, expenses, forfeiture, pledge and the like and all the other Articles connected therewith, shall apply, as if this sum had been duly requested and notice had been given, as aforesaid.

42.	The Board may make arrangements at the time of issue of shares for a difference between the holders with respect to the amount of calls to be paid and the times of payment, and the rate of Interest.

43.	The Board may, if it thinks fit, receive from any Shareholder willing to pay in advance all of the monies or a part thereof that shall be due on account of such Shareholder’s shares, in addition to any amounts that the payment in fact has been requested. The Board shall be permitted to pay such Shareholder interest at the rate the Board and the Shareholder shall agree upon, for the amounts paid in advance as aforesaid, or upon the part thereof which is in excess of the amounts whose payment was at the time requested on account of such Shareholder’s shares, in addition to paying dividends that will be paid for that part of the share which has been paid in advance.
44.	FORFEITURE OF SHARES

If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and any expenses that were incurred as a result of such non-payment.

45.	The notice shall name a further day, not earlier than the expiration of seven days from the date of the notice, on or before which the amount of the call or installment or a part thereof is to be made together with interest and any expenses incurred as a result of such non-payment. The notice shall also state the place the payment is to be made and that in the event of non-payment, at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

46.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. The forfeiture shall include those dividends that were declared but not yet distributed, with respect to the forfeited shares.

47.	A share so forfeited shall be deemed to be the property of the Company and can be sold or otherwise disposed of, on such terms and in such manner as the Board thinks fit provided that such sale or other disposal shall be subject to the approval of the Principal Investor Directors. At any time before a sale or disposition the forfeiture may be canceled on such terms as the Board thinks fit.

48.	A person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares, but shall notwithstanding remain liable to pay to the Company all monies which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the shares.

49.	The forfeiture of a share shall cause, at the time of forfeiture, the cancellation of all rights in the Company or any claim or demand against it with respect to that share and the other rights and obligations between the share owner and the Company accompanying the share, except for those rights and obligations not included in such a cancellation according to these Articles or that the Law imposes upon former Shareholders.

50.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

51.	MODIFICATION OF CAPITAL

Subject to the receipt of the approvals required pursuant to Article 14, the Law and any other applicable law, the Company may, from time to time, by a resolution of its Shareholders:
(a)	consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

(b)	cancel any shares which have not been taken or agreed to be taken by any person;

(c)	by subdivision of its existing shares, or any of them, divide the whole, or any part, of its share capital into shares of smaller amounts than is fixed in Article 6 above; and

(d)	reduce its share capital and any fund reserved for capital redemption in the manner that it shall deem to be correct under the Law.
With respect to any reverse split, consolidation or combination of issued shares (whether or not the result shall be the issuance of shares of larger nominal value), and with respect to any other action which may result in fractional shares, the Board of Directors may, subject to the approval of the Principal Investors’ Directors, settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:
(a)	determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

(b)	allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(c)	redeem, in the case of redeemable preference shares, and subject applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(d)	in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of the reverse split, consolidation or combination (as determined in good faith by the Board of Directors). After the aforementioned payment, the number of shares issuable upon such reverse split, consolidation or combination shall be rounded down to the nearest whole number.
52.	Reserved.

53.	Reserved.
SHAREHOLDERS MEETINGS
54.	GENERAL MEETINGS
The Board, whenever it thinks fit, may convene a special general meeting of the Company’s shareholders. Such a meeting may also be called by any single Director or by any shareholder or shareholders holding together more than 10% of the outstanding share capital of the Company or more than 10% of the voting power in the Company. In the event the meeting is called by a Director or Shareholder(s), the request shall be made to the Board, in a written notice which shall be sent to the Company’s Office, specifying the matters to be discussed at such a meeting, and the Board shall convene the meeting as provided for in Section 63 of the Law. If the Board does not convene a meeting within 21 days from the date of the submission of the request as aforesaid, the callers may convene the meeting by themselves, in accordance with the provisions of section 64 of the Law. General meetings should be held on a Business Day and should be scheduled to commence during business hours both in Tel Aviv and New York.
55.	The Company, at the discretion of the Board, may not hold an annual meeting of its shareholders, other than in the event such a meeting is required in order to appoint the Company’s auditors. An annual meeting or a special meeting of the shareholders shall be referred to as “General Meeting” or “Meeting”. A meeting of holders of a class of shares shall be referred to as a “Class” or a “Category” Meeting.

56.	In addition and subject to any other requirements under these Articles or under the Law or under any other applicable law, the following issues shall only be resolved by a General Meeting, subject to the approval requirements pursuant to Article 14:
(a)	any change to these Articles, as specified in Section 20 of the Law;

(b)	exercise of the powers of the Board of Directors in accordance with the provisions of Section 52(a) of the Law;

(c)	appointment of the Company’s Auditor, the term and terms of his engagement and termination of his engagement in accordance with the provisions of Sections 154 to 167 of the Law. The General Meeting may resolve that the term of appointment of Company’s Auditors may be longer than from one annual meeting to the next annual meeting, subject to the maximum term provided by Law;

(d)	approval of acts and transactions that require approval by the General meeting under the provisions of Sections 255 and 268 through 275 of the Law;

(e)	increase and decrease of the registered share capital, in accordance with the provisions of Sections 286 and 287 of the Law; and

(f)	a merger, as described in Section 320(a) of the Law.
57.	NOTICE OF GENERAL MEETINGS
(a)	A prior notice of at least 7 days, but no more than 45 days, shall be given with respect to the place, date and hour of the meeting, the agenda of the meeting and the general nature of each item on the agenda. The notice shall be given to the shareholders entitled to receive notices to General Meeting pursuant to these Articles. Such notice shall set out the issues to be discussed at the General Meeting and, in particular, shall state whether any of the issues to be discussed are those detailed in Article 14 above. If, by chance, a notice as aforesaid was not given or not received by a Shareholder, this by itself shall not disqualify the resolution passed or disqualify the proceedings held at that meeting.

(b)	With the consent of all the Shareholders who are entitled, at that time, to receive notices, the Company may convene all meetings to resolve all types of resolutions, upon a shorter advance notice or without any notice and in such manner, generally, as to be approved by the Shareholders.

58.	QUORUM
No deliberation shall commence with respect to any matter on the agenda at the General Meeting unless a quorum is present at the time the General Meeting proceeds to act. At a General Meeting a quorum shall be formed at the presence, personally or by proxy, of at least:
(a) in respect of resolutions relating to matters set down in Article 14, the Principal Investors;
(b) in respect of all other resolutions:
(i)	Shareholders holding the majority of the Preferred Shares (voting as a single class, on an as-converted basis); and

(ii)	the Principal Investors.
59.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or any other day and/or any other hour and/or any other place as the Board shall notify the Shareholders, and, if at the second meeting a quorum is not present within half an hour from the time appointed for the meeting any two Shareholders present personally or by proxy shall be a quorum and shall be entitled to deliberate and resolve in all matters which were on the agenda of the meeting which was originally called. However, if the meeting was convened upon a request under Section 63 or 64 of the Law, then the adjourned meeting shall only be held if at least Shareholders in the number required for the convening of a meeting as specified in Section 63 of the Law are present. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at a meeting as originally called.

60.	CHAIRMAN

The chairman of the Board shall preside as chairman at all General Meetings. If there is no chairman, or he is not present within 15 minutes from the time appointed for the meeting, or if he shall refuse to preside at the Meeting, the Shareholders present shall elect one of the Directors to act as chairman, and if only one Director is present he shall act as chairman. If no Directors are present or if they all refuse to preside at the meeting the Shareholders present shall elect one of the Shareholders present to preside at the meeting. The chairman shall have no special rights or privileges as such other than provided by Law.

61.	POWER TO ADJOURN

The chairman may, with the consent of any meeting at which a quorum is present, and shall do so if so directed by the meeting, adjourn the meeting from time to time and from place to place, as the meeting shall decide. If the meeting shall be adjourned for ten days or more a notice shall be given of the adjourned meeting as in the case of an original meeting. At an adjourned meeting no matters shall be discussed except for those lawfully permitted to be discussed at the meeting which decided upon the adjournment.

62.	ADOPTION OF RESOLUTIONS

At every meeting a resolution put to the vote of the meeting shall be decided upon by a show of hands, unless before or upon the declaration of the result of the show of hands a secret ballot in writing be demanded by the chairman (if he is entitled to vote) or by any Shareholder present, in person or by proxy, and entitled to vote at the meeting. Except if a secret vote is demanded as aforesaid, the declaration of the chairman that the resolution has been carried or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be final, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without the necessity of proving the number or proportion of the votes recorded in favor or against such a resolution. A resolution shall be deemed to be passed at a general meeting if: (a) in respect of resolutions relating to matter set down in Article 14, they are approved by the Principal Investors; and (b) in respect of all other resolutions, they are approved by a majority of the Preferred Shares (acting together as a single class on an as-converted basis), which majority must include the Principal Investors.
63.	If a secret ballot is duly demanded, it shall be taken in such manner as the chairman directs, whether immediately or after an adjournment or in a postponed manner or otherwise, and the results of the ballot shall be deemed to be a resolution of the meeting wherein the secret ballot was demanded. Those requesting a secret ballot can withdraw their request at any time before the secret ballot is held. A secret ballot demanded on the election of a chairman, or on a question of adjournment shall be taken forthwith. A secret ballot demanded on any other question shall be taken at such time as the chairman of the meeting directs. A demand for a secret ballot shall not prevent the continuation of the meeting with respect to the transaction of any other business, except for the matter with respect to which the secret ballot was demanded. All demands or notices hereunder may be submitted by facsimile.

64.	Subject to and without derogating from the right or preference rights or restrictions existing at that time with respect to a certain class of shares forming part of the capital of the Company, each Shareholder present at a meeting, personally or by proxy, shall be entitled, whether at a vote by show of hands or by secret ballot, to one vote for each share held by him on an as-converted basis, provided that no Shareholder shall be permitted to vote at a general meeting or appoint a proxy to vote therein except if he has paid all calls for payment and all monies due to the Company from him with respect to his shares.

65.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for the purpose of this article seniority shall be determined by the order in which the names stand in the register of Shareholders. Joint holders of a share of which one of them is present at a meeting shall not vote by proxy. The appointment of a proxy to vote on behalf of a share held by joint holders shall be executed by the signature of the senior of the joint holders.

66.	PROXIES
	(a)	In every vote a Shareholder shall be entitled to vote either personally or by proxy. A proxy present at a meeting shall also be entitled to request a secret ballot. A proxy need not be a Shareholder of the Company.

	(b)	A Shareholder of the Company that is a corporation or partnership shall be entitled by decision of its Board or by a decision of a person or other body, according to its articles, to appoint a person who it shall deem fit to be its representative at every meeting of the Company. The representative, appointed as aforesaid, shall be entitled to perform on behalf of the corporation he represents all the powers that the corporation itself may use just as if it was a person.

67.	(a)	A vote pursuant to an instruction appointing a proxy shall be valid notwithstanding the death of the appointor or the appointor becoming of unsound mind or the cancellation of the proxy or its expiration in accordance with any law, or the transfer of the shares with respect to which the proxy was given, unless a notice in writing was given of the death, becoming of unsound mind, cancellation or transfer and was received at the Office before the meeting took place.
(b)	A Shareholder is entitled to vote by a separate proxy with respect to each share held by him provided that each proxy as aforesaid shall have a separate letter of appointment containing the serial number of the shares with respect to which the proxy is entitled to vote. If a specific share is included by the holder in more than one letter of appointment, that share shall not entitle any of the holders of such instrument to a vote.
68.	INSTRUMENT OF APPOINTMENT

A letter of appointment of a proxy or power of attorney or other certificate (if there shall be such) pursuant to which the appointee is acting, shall be in writingand shall be deposited in the Office, or in another place in Israel or abroad — as the Board shall direct from time to time generally or with respect to a particular case, no later than 24 hours prior to the commencement of the meeting or adjourned meeting wherein the person referred to in the instrument is appointed to vote, otherwise that person shall not be entitled to vote that share. An instrument appointing a proxy and which is not limited in time shall not be valid 12 months after the date of its execution. If the appointment shall be for a limited period, the instrument shall be valid for the period contained therein, even if such a period is longer than 12 months.

69.	An instrument appointing a proxy (whether for a specific meeting or otherwise) may be in the following form or in any other similar form which the circumstances shall permit:-

“I, of , a Shareholder holding shares in Voltaire Ltd. and entitled to ___ votes hereby appoint , of , or in his place , of , to vote in my name and in my place at the general meeting (regular, extraordinary, adjourned as the case may be) of the Company to be held on the ___ day of ___ 20 ___ and at any adjournment thereof.

In witness whereof, I have hereby affixed my signature this ___ day of ___ 20 ___.

Appointor’s Signature
70.	RESOLUTION IN WRITING; PARTICIPATION BY OTHER MEANS

A resolution in writing signed by all Shareholders of the Company then entitled to attend and vote at General Meetings or to which all such Shareholders have given their written consent (by letter, telegram, facsimile, telex or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held. Each Shareholder (or such Shareholder’s proxy) may participate in a meeting by submitting to the Company, by not later than the date of the relevant meeting, written notice, specifying such Shareholder’s vote with respect to all the matters to be discussed at the meeting. A General Meeting may take place by telephone or video conference or by similar means, such that all participating shareholders can communicate with each other at the same time, and the decision accepted in this manner will be considered, in every respect, as a decision accepted in a duly convened General Meeting. Notice of for such meeting may include communication information with or without mention of a physical location.

BOARD OF DIRECTORS
71.	COMPOSITION OF THE BOARD
(a)	The Board of Directors shall consist of up to seven (7) members, or in the case of Article 71(e) below, eight (8) members, each of which shall be entitled to exercise one (1) vote upon each decision of the Board. Subject to Article 14, decisions of the Board shall be carried upon a simple majority of the votes of the Directors present.

(b)	The Directors shall not be appointed by the General Meeting, but instead shall be appointed as follows:
     (i) the Chief Executive Officer of the Company;
     (ii) holders of the Series E-E2 Preferred Shares shall be entitled to appoint two (2) members, one (1) of whom shall be appointed by Belco and one (1) of whom shall be appointed by Vertex (the “Series E Directors");
     (iii) holders of the Series D Preferred shall be entitled to appoint two (2) members, one (1) of whom shall be appointed by Belco and one (1) of whom shall be appointed by Pitango;
     (iv) holders of a majority of the Series C Preferred Shareholders shall be entitled to appoint one (1) member, who shall be appointed by SFKT; and
     (v) one (1) of whom shall be an industry expert the identity of whom shall be nominated by the Company and subject to the approval of the Principal Investors, provided that, during any Priority Period, Belco, Vertex or Pitango (or, if the Preferred Shares held by Belco, Vertex and Pitango have been fully redeemed, the holders of the next senior-most class of Preferred Shares that has not yet been fully redeemed) shall be entitled to elect and remove a majority of the members of the Board of Directors to serve until the Company’s redemption obligations have been satisfied in full, at which time such additional directors shall be deemed to have resigned.
(c)	Any class of shares that at any time represents less than three per cent (3.0%) of the issued and outstanding shares of the Company shall no longer have the right to appoint a director pursuant to this Article 71. Until the closing of an IPO, any director who is removed from the Board pursuant to this sub-Article shall be entitled to serve as an observer to the board.

(d)	Until the closing of an IPO, each of Challenge Fund-Etgar II L.P. and Tamir Fishman shall be entitled to appoint one (1) person as an observer to the Board and shall be invited to serve as a member of an advisory board to be formed by the Company for such period. Each such individual shall be entitled to all rights as if such individual was a Director in the Company save for voting rights, provided that such individual undertakes in writing to be bound by the same fiduciary duties and confidentiality as applicable by law on a Director in the Company; provided, however, that the Company reserves the right to exclude the Observer from access to any material or meeting (or portion thereof) pursuant to the reasonable determination of the Board that such exclusion is reasonably necessary. The Board shall notify the excluded Observer of such determination.
(e)	In the event that Mr. Eric Benhamou (or a corporation under his Control) participates in an investment in the Company in an amount of at least US$ 1,000,000 in the framework of the Series E2 SPA, the Board of Directors will be increased by one member to be appointed by the unanimous consent of the Principal Investors.
72.	APPOINTMENT AND REMOVAL OF DIRECTORS
(a)	Only a Shareholder(s) entitled hereunder to appoint a member to the Board shall also be entitled to remove its appointee to the Board and appoint another member in his stead. All appointments to and removals from the Company’s Board shall be effected by a letter of appointment or removal, delivered to the Company, and shall be effective as of the date of delivery or the date specified in such letter, whichever is later.

(b)	If the office of any member of the Board is vacated the other members of the Board may act in every way and manner so long as their number does not fall below the quorum, at that time, for a Board meeting. If pursuant to section 81 of the Law their number does fall below the number for a quorum as aforesaid, they shall not be permitted to act except insofar as to fill the vacant places in the Board or to convene a general meeting of the Company.
73.	ALTERNATE DIRECTOR
(a)	Any person who is qualified to be a director (whether or not currently serving as a director) may serve as a substitute director (hereinafter, the “Substitute”).

(b)	A Substitute shall have, subject to the provisions of the instrument by which he was appointed, all the powers and authorities that the Director for which he is serving as Substitute.

(c)	The provisions of these Articles with respect to the appointment of a Director shall apply with respect to an appointment of a Substitute.

(e)	The office of a Substitute director shall be automatically vacated if his appointment is terminated by the Shareholder(s) which appointed him in accordance with these Articles, or upon the occurrence of one of the events described in sections (i), (ii), (iii) or (v) of Article 74 or, if the office of the member of the Board with respect to whom he serves as a substitute shall be vacated for any reason whatsoever.

(f)	The Substitute director has the right to receive notice of convening of a Board meeting and may participate or vote at such meeting only if the Director appointing said Substitute director is absent from said meeting.
74.	TERMINATION OF DIRECTOR
(a)	Notwithstanding Article 72(a) above, the tenure of office of the Director shall automatically be terminated:-

     (i) if he or she was declared bankrupt, and if it is a corporate body - it has voluntary decided on liquidation, or a liquidation order was issued against it;
                    (ii) if he or she is declared lunatic or becomes of unsound mind;
                    (iii) if he or she has resigned by an instrument in writing to the Company;
                    (iv) if his or her successor is appointed pursuant to article 72 above;
                    (v) with his or her death;
                    (vi) with the liquidation of the Company;
                    (vii) if he or she resigned or was dismissed as described in sections 299 to 231 of the Law;
                    (viii) if he or she was convicted of an offense, as described in Section 232 of the Law; or
                    (ix) by decision of the Court as described in Section 233 of the Law.
75.	CONFLICT OF INTEREST
A Director shall not be prohibited from fulfilling his rights and duties under these Articles or from entering into contracts with the Company whether as a seller, buyer, service provider or otherwise, and no such contract or arrangement which shall be made on behalf of the Company or in its name, in which the Director is or will be an interested party, either directly or indirectly, shall be in itself void, provided however that:
(a)	any transaction between a Director and the Company must be approved in accordance with Sections 268 to 268 to 284 of the Law;

(b)	under certain circumstances, as described in Section 278 of the Law, the interested Director may not participate or vote at the Board; and

(c)	the interested Director must disclose all information as required under Section 269 of the Law and, regarding the substance of his interest in the transaction for which approval is sought, and including any material facts and documents relating thereto all as set forth under the Law
The provisions of this Article shall apply also to a Substitute or alternate director, as appropriate.
76.	REMUNERATION OF DIRECTOR
(a)	A Director may hold another paid position or function in the Company or in any other company that the Company is a shareholder of or that it has some other interest in, together with his position as a Director (except as an auditor) upon those conditions with respect to salary and other matters as decided by the Board, subject to Article 75 above.

(b)	Members of the Board, who are not employees of the Company or its subsidiary, or service providers, shall not receive a salary from the Company unless the general meeting has so decided and in the amount that the general meeting shall decide upon. The Company shall reimburse the reasonable out-of-pocket expenses of any Director (who is not an employee of the Company) incurred in connection with attendance at meetings of the Board or any committees of the Board.

(c)	Subject to the Law, or any other applicable law, if pursuant to a decision of Board, one of the Directors shall perform services or tasks aside from his regular duties as a Director, whether as a result of his particular profession or by a trip or stay abroad or otherwise, the Board may decide to pay him a special wage in addition to his regular salary, and such a wage shall be paid by way of salary, commission, participation in profits or otherwise and this wage shall be in addition to his regular salary, if there shall be any, or will be in place thereof, as shall be decided.
77.	Reserved.

78.	Reserved.

79.	POWERS AND DUTIES OF DIRECTORS
(a)	The formulation of the Company’s business and policy, as well as the supervision of its management, and all other powers and authorities of the Company which under the Law and/or any applicable law are not vested in the General Meeting of the Company or in any of its other organs, shall vest in the Board, which may exercise all such powers and do all such acts as the Company is authorized to exercise and do.

(b)	The powers of the Board under this article cannot be delegated to the General Manager.

(c)	The Board shall have all the powers and authorities to exercise the powers and authority conferred on the Board by this Article, subject to the provisions of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board which would have been valid if such regulation or resolution had not been adopted.
80.	QUORUM
The presence of a majority of the Directors in office, including (i) one Director appointed by either Vertex or Pitango and (ii) one Director appointed by Belco at least shall constitute a quorum for meetings of the Board. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place, and if at the second meeting a quorum is not present within half an hour from the time appointed for the meeting, the presence of at least 3 (three) Directors shall constitute a quorum.
81.	CHAIRMAN OF THE BOARD
If a chairman is not elected or if he is not present at any meeting, directors may choose one of them to serve as chairman of that meeting. The chairman shall have no rights or privileges other than those granted to Directors. For the avoidance of doubt, the chairman shall not have any additional vote.

82.	MEETINGS
Subject to any contrary resolution accepted by the Board, any member of the Board may at any time call a Board meeting, and the Chairman of the Board shall be required on the request of such member to convene a Board meeting provided that the Board shall hold at least one meeting monthly and provided that the Board shall hold at least one meeting per quarter at which the Chief Executive Officer of the Company, and any other member of the management team of the Company deemed necessary by the Board, shall physically be present in the Boston or New York area, United States. In addition, Shareholders holding more than 10% of the voting power in the Company may call a Board Meeting. Board meetings should not be held on Sundays or on public holidays in Israel or the United States and meetings should be scheduled to commence during business hours both in Tel Aviv and New York, except with the prior consent of the Principal Investors.
83.	(a)	Any notice of a Board meeting can be given orally, by telephone, in writing, or by facsimile, e-mail (approved by recipient), telegram, telex, or telefax provided that the notice is given seven days before the time appointed for the meeting, unless all the members of the Board having received a shorter notice, shall agree to such a shorter notice. Such notice shall include reasonable details on all subjects on the agenda. Such notice shall set out the issues to be discussed at the General Meeting and, in particular, shall state whether any of the issues to be discussed are those detailed in Article 14 above.
(b)	Prior and timely notice of the convening of a Board meeting shall be given to all Directors.

(c)	Reserved.

(d)	Other than as specified in Article 82 above, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other, and such participation in a meeting shall constitute attendance in person at the meeting. Notice of such meeting may include communication information with or without mention of a physical location.

(e)	The Board may invite officers of the Company or other persons who are not Directors to participate in any meeting of the Board or any committee designated by the Board as advisors, observers or in order to report to the Board, provided that such persons are subject to confidentiality obligation towards the Company, and that such persons shall not be entitled to vote in any such meeting.
84.	DELEGATION OF POWER
(a)	The Board may delegate any of its powers to committees consisting of such member or members of their body as they deem fit and may, from time to time, revoke such delegation. Notwithstanding the above, the Board shall not delegate its powers to any of its committees, on the subjects prohibited under Section 112(a) of the Law or on actions requiring the consent of the Principal Investor Directors pursuant to these Articles.

(b)	In the exercise of any power delegated to it by the Board, all committees shall conform to any regulations that may be imposed upon them by the Board, if there shall be any such regulation. If no such regulations are adopted by the Board or if there are no complete and encompassing regulations the committees shall act pursuant to these articles dealing with organization of meetings, meetings and functions of the Board, mutatis mutandis, and insofar as no provision of the Board shall replace it pursuant to this Article.
(c)	At least two (2) Directors appointed by the Series E-E2 Preferred Shareholders and Series D Preferred Shareholders (one of which shall be nominated by Belco and the other by Vertex and Pitango (acting together)) will be members on each committee of the Board of Directors including the executive, compensation and audit committees and advisory board.
85.	Subject to the provisions of the Law, all actions performed in a bona fide fashion by the Board or by a committee of the Board, or by any person acting as a Director or as a Substitute shall be as valid, even if at a later date a flaw shall be discovered in the appointment of such a Director or such a person acting as aforesaid, or that all or some of them were unfit as if each and every one of those persons shall have been duly appointed and fit to serve as a Director or Substitute as the case may be.
86.	GENERAL MANAGER
(a)	The Board may from time to time appoint one or more persons, whether or not he is a member of the Board, as the general manager of the Company, either for a fixed period of time or without limiting the time that he or they will stay in office, and they may from time to time (subject to any provision in any contract between him or them and the Company) release him or them from their office and appoint another or others in his or their place.

(b)	The Board may from time to time subject to the provisions of the Law, grant and bestow upon the general manager, at that time, those powers and authorities that it exercises pursuant to these articles, as it shall deem fit, and may grant those powers and authorities for such period, and to be exercised for such objectives and purposes and in such time and conditions, and on such restrictions, as it shall decide; and, subject to the provisions of those Articles, it may grant such authorities whether concurrently with the Board’s authorities in that area, or in place thereof or any one of them, and it can from time to time revoke, repeal, or change any one or all of those authorities.

(c)	The General Manager shall be responsible for the current operation of the Company business within the boundary of the policy determined by the Board and subject to its direction.

(d)	The General Manager shall have all the powers of management and implementation, which by this Law or by the articles were not vested in another organ of the Company, and he shall be subject to the supervision of the Board.

(e)	The General Manager may, subject to the approval of the Board, delegate powers to others.

(f)	The General Manager shall inform the Board of any extraordinary matter that is substantive for the company.

(g)	The General Manager shall submit reports to the Board on subjects, at times and to an extent, as the Board will prescribe.

(h)	The Chairman of the Board or the Principal Investor Directors may — at any time at his own initiative or on decisions by the Board — demand reports from the General Manager on subjects related to the Company’s affairs.

(i)	If a notice or report from the General Manager requires action on the part of the Board, then the Chairman of the Board shall convene a meeting of the Board without delay.

(j)	Notwithstanding the aforesaid in Article 75 the wages of the General Manager shall be determined from time to time by the Board (subject to any provision in any contract between him and the Company) and it may be paid by way of a fixed salary or commission or dividends, or a percentage of profits or the Company profit turnover or of any other Company that the Company has an interest in, or by participation in such profits, or in one or more of the aforementioned methods.
87.	MINUTES
(a)	The Board shall cause minutes to be taken of all general meetings of the Company, of the appointments of officials of the Company, of Board meetings and of committee meetings that shall include the following items, if applicable:
(1)	the names of the members present;

(2)	the matters discussed at the meeting;

(3)	the results of the vote;

(4)	resolutions adopted at the meeting;

(5)	directives given by the meeting to the committees; and

(6)	if requested, any reservation of a Shareholder or Director with regard to a matter discussed or resolution passed.
(b)	The minutes of any meeting shall serve as prima facie proof as to the facts in the minutes if the minutes are signed by the chairman of the Board or by the Chairman of said meeting.
88.	RESOLUTION IN WRITING
A resolution in writing signed by all the members of the Board, or of a committee, entitled to attend the meeting of the Board, or of the committee, or such a resolution that all such members of the Board or a committee entitled to attend have agreed to in writing or by telegram, telex, facsimile or e-mail shall be valid for every purpose as a resolution adopted at a Board or committee meeting, as the case may be, that was duly convened and held. In place of a Director the aforesaid resolution may be signed and delivered by his Substitute or his attorney or his Substitute’s attorney.

89.	STAMP AND SIGNATURES
(a)	The Company may have a rubber stamp. The Board shall ensure that such a stamp is kept in a safe place.

(b)	The Board may designate and authorize any person or persons (even if they are not members of the Board) to act and to sign in the name of the Company, and the acts and signatures of such a person or persons shall bind the Company, insofar as such person or persons have acted and signed within the limits of their aforesaid authority.

(c)	The printing of the name of the Company by a typewriter, word processor or by hand next to the signatures of the authorized signatories of the Company, pursuant to sub-article (b) above, shall be valid as if the rubber stamp of the Company was affixed.
90.	BRANCH REGISTERS
The Company may, subject to the provisions of the Law keep in every other country where those provisions shall apply, a register or registers of members living in that other country as aforesaid, and to exercise any other powers referred to in the laws with respect to such branch registers.
91.	SECRETARY, OFFICERS, ATTORNEYS AND OTHERS
(a)	The Board may appoint a secretary of the Company upon the conditions that it seems fit. The Board may as well, from time to time, appoint an associate secretary who shall be deemed to be the secretary for the period of his appointment.

(b)	The Board may, from time to time appoint to the Company, officers, workers, agents and functionaries to permanent, temporary or special positions, as they shall, from time to time, see fit and set compensation for them.

(c)	The Board may, at any time and from time to time, authorize any Company, firm, person or group of people, whether this authorization is done by the Directors directly or indirectly, to be the attorneys in fact of the Company for those purposes and with those powers and discretion which shall not exceed those conferred upon the Board or that the Board can exercise pursuant to these articles — and for such a period of time and upon such conditions as the Board deems proper, and every such authorization may contain such directives as the Board deems proper for the protection and benefit of the persons dealing with such attorneys.
92.	DIVIDEND
Articles 93-100 are subject to any rights or conditions of Preferred Shares and other rights and conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends.
93.	(a)	The profits of the Company shall be distributable to the Shareholders of the Company according to the proportion of the nominal value paid up on account of the shares held by them at the date so appointed by the Company, without regard to the premium paid in excess of the nominal value and on an as converted basis. Actual distribution, setting aside or declaration of dividend requires a decision of the Board.

	(b)	The Board may issue any share upon the condition that a dividend shall be paid at a certain date or that a portion of the declared dividend for a certain period shall be paid,

or that the period for which a dividend shall be paid shall commence at a certain date, or a similar condition, all as decided by the Board. In every such case, subject to the provision mentioned in the beginning of this article, the dividend shall be paid in respect of such a share in accordance with such a condition.
(c)	At the time of declaration of a dividend the Company may decide that such a dividend shall be paid in part or in whole, by way of distribution of certain properties, especially by way of distribution of fully paid up shares or debentures or debenture stock of the Company, or by way of distribution of fully paid up shares or debentures or debenture stock of any other Company or in one or more of the aforesaid ways. For purposes of any such distribution, the outstanding Preferred Shares shall be deemed to have been converted into Ordinary Shares as of the time appointed by the Company for the purpose of determining entitlement to participate in such distribution.
94.	The Board may, from time to time, pay to the Shareholders on account of the forthcoming dividend such interim dividend as shall be deemed just with regard to the situation of the Company and subject to provisions of Sections 301 to 307 of the Law.

95.	The Board may put a lien on any dividend on which the Company has a charge, and it may use it to pay any debts, obligations or commitments with respect to which the charge exists.

96.	A transfer of shares shall not transfer the right to a dividend which has been declared after the transfer but before the registration of the transfer. The person registered in the register as a Shareholder on the date appointed by the Company for that purpose shall be the one entitled to receive a dividend.

97.	The Company may declare a dividend to be paid to the Shareholders, at a general meeting, according to their rights and benefits in the profits and to decide the time of payment. A dividend in excess of that proposed by the Board shall not be declared. However, the Company may declare at a general meeting a smaller dividend. Notwithstanding the aforesaid and anything to the contrary in this Articles, the distribution of bonus shares (and the capitalization of premiums in that regard) shall only require the approval of the Board and shall not be subject to the consent of the shareholders.

98.	A notice of the declaration of a dividend, whether an interim dividend or otherwise, shall be given to the Shareholders registered in the register, in the manner provided for in these articles.

99.	If no other provision is given, the dividend may be paid by check or payment order to be mailed to the registered address of a Shareholder or person entitled thereto in the register or, in the case of registered joint owners, to the addresses of one of the joint owners as registered in the register. Every such check shall be made out to the person it is sent to. The receipt of the person who, on the date of declaration of dividend, is registered as the holder of any share or, in the case of joint holders, of one of the joint holders, shall serve as a release with respect to payments made in connection with that share.
100.	(a) If at any time the share capital shall be divided into different classes of shares, the distribution of fully paid up shares, from funds pursuant to Article 101 below, shall be made in one of the two following manners as to be decided upon by the Directors:
     (i) In such a manner so that all the holders of a share entitled to fully paid up shares shall receive one uniform class of shares; or

     (ii) In such manner so that each holder of shares entitled to fully paid up shares as aforesaid shall receive shares of the class of shares held by him and entitling him to fully paid up shares, as aforesaid.
(b)	In order to give effect to any resolution in connection with distribution of dividends, or distribution of property, fully paid-up shares or debentures, the Board may resolve any difficulty that shall arise with distribution as it shall deem necessary, especially to issue certificates for fractional shares and to determine the value of certain property for purposes of distribution, and to decide that payment in cash shall be made to the Shareholder on the basis of the value decided for that purpose, or that fractions the value of which is less than one NIS shall not be taken into account for the purpose of co-ordinating the rights of all the parties. The Board shall be permitted, in this regard, to grant cash or property to trustees in escrow for the benefit of persons entitled thereto, as the directors shall see beneficial. Wherever required, an agreement shall be submitted to the registrar of companies and the Directors may appoint a person to execute such an agreement in the name of the persons entitled to a dividend, property, fully paid up shares or debentures as shares or debentures as aforesaid, and such an appointment shall be valid.

(c)	The Company shall not be obligated to pay interest on a dividend.

(d)	The Board may, with respect to all dividends not collected within one year after their declaration, invest or use them in another way for the benefit of the Company, until they shall be demanded. The Company shall not pay interest for dividends or interest not collected.
101.	ACCOUNTS AND AUDIT
The Directors shall cause correct accounts to be kept in accordance with US GAAP, denominated in US Dollars, in the English language and in accordance with the provisions of any applicable law:
(a)	of the assets and liabilities of the Company;

(b)	of any amount of money received or expended by the Company and the matters for which such sum of money is expended or received; and

(c)	of all purchases and sales made by the Company.
The account books shall be kept in the Office or at such other place as the directors deem fit and they shall also be open for inspection by the Directors.
102.	The Company shall prepare financial reports that shall include a balance sheet as of December 31, of every year and a profit and loss account for the preceding financial year. In addition, the Company shall prepare quarterly reports and any additional financial reports as shall be required by accepted bookkeeping rules.

103.	The Company shall prepare annual financial reports within ninety days following the end of each fiscal year. At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the Shareholders in a General meeting may act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, and if so such criteria or standards, if any, as may be provided in the resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).
104.	NOTICES

Any written notice or other document may be served by the Company upon any Shareholder either: (i) personally; or (ii) by sending it by telegram or telex or facsimile or E-mail or any other electronic means (provided that receipt of such notice or document was orally, electronically or otherwise confirmed by such Shareholder); or (iii) by prepaid registered mail (airmail if sent to a place outside Israel) addressed to such Shareholder at his address as described in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents.

105.	Any written notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Registered Address.

106.	Any mailed written notice or other document sent in accordance with section 104 (iii) above shall be deemed to have been served three (3) business days after it has been posted, (seven (7) business days if sent to a place located outside of Israel), or when actually received by the addressee if sooner than three days or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such Shareholder (or to the Secretary or the General Manager).

107.	Any notice sent by telegram or telex or facsimile or E-mail or any other electronic means as aforesaid, shall be deemed to have been given twenty-four (24) hours after such telegram, telex, facsimile, E-mail or other electronic communication has been sent, provided a confirmation of the receipt of such electronic means was provided by the recipient. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding the longer period of time mentioned above, or that it was defectively addressed or failed, in some respect, to comply with the provisions of these Articles.

108.	All notices to be given to the Shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to the holders of such share.

109.	Any Shareholder whose address is not described in the Register of Shareholders, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

110.	Reserved.

111.	Reserved.

112.	INDEMNITY; INSURANCE; DUTY OF CARE
Subject to the provisions of the Law, including the receiving of all the approvals required therein, or under any applicable law, the Company may indemnify any office holder to the fullest extent permitted by Law. The Company will indemnify its office holders and directors, as this term is defined under the Law with respect to liabilities or expenses, specified herein, provided that:
(a)	the Board will resolve in advance, for purposes of sub-article (c)(1) below, the categories of events which in the Board’s opinion can be foreseen when the undertaking to indemnify is given, and

(b)	provided further that, for purposes of sub-article (c)(1) below, the Board will set the amounts reasonable for such indemnification under the circumstances, or

(c)	The Board will resolve to indemnify the Company’s office holders and directors retroactively for:
(1)	a monetary liability imposed on an office holder by a judgment in favor of another person, including a judgment imposed on such office holder in a compromise or in an arbitrator’s decision that was approved by a Court; or

(2)	reasonable legal expenses, including advocates’ fees, which the office holder incurred or with which he was charged by the Court, in a proceeding brought against him by the company, in its name or by another person, or in a criminal prosecution in which he was found innocent, or in a criminal prosecution in which he was convicted of an offense that does not require proof of criminal intent; or

(3)	reasonable litigation expenses, including legal fees, expended by an office holder as a result of an investigation or proceeding instituted against such office holder by a competent authority, which investigation or proceeding has not ended in a criminal charge or in a financial liability in lieu of a criminal proceeding, or has ended in a financial obligation in lieu of a criminal proceeding for an offence that does not require proof of criminal intent (the phrases “proceeding that has not ended in a criminal charge” and “financial obligation in lieu of a criminal proceeding” shall have the meaning as defined in Section 260(a)(1a) of the Companies Law, 1999).
113.	Subject to the provisions of the Law, including the receiving of all the approvals required therein, or under any other applicable law, the Company shall enter into an agreement for the insurance of each director of the Company, and may enter into an agreement for the insurance of any other office holder or director, in respect of any liability that will be imposed on such office holder in consequence of an act which was performed by such office holder or director by virtue of his office, in each of the following issues:
(1)	violation of the duty of care of the office holder towards the Company or towards another person;

(2)	breach of the fiduciary duty against the Company, on condition that the office holder acted in good faith and had reasonable grounds to assume that the act would not cause the Company any harm;

(3)	a monetary obligation that will be imposed on the office holder to the benefit of another person.
114.	The Company is allowed to procure insurance for or indemnify any person who is not an office holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an office holder.

115.	The Board may resolve in advance to exempt an office holder from all or some of his responsibility for damages caused to the Company pursuant to violation of his duty of care to it.
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